Exhibit 32.1

Certifications Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Vaulted Gold Bullion Trust (the “Trust”) on Form 10-Q for the period ended April 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Abid Chaudry, Head, Global Structured Products, BMO Capital Markets, of Bank of Montreal, the Initial Depositor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: June 9, 2017

/s/ Abid Chaudry
*Head, Global Structured Products
BMO Capital Markets

*  The Trust is a trust and Abid Chaudry is signing in his capacity as an officer of Bank of Montreal, the Initial Depositor of the Trust.